EX-28(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectuses and “General Information – Independent Registered Public Accounting Firm” and “Financial Statements” in the Statements of Additional Information and to the incorporation by reference of our report dated December 30, 2014 in Post-Effective Amendment No. 12 to the Registration Statement (Form N-1A No. 333-180881) and related Prospectuses and Statements of Additional Information of Arden Investment Series Trust.

/s/ Ernst & Young LLP

New York, New York

February 23, 2015